                                  EXHIBIT 11.1
                        VISTA MEDICAL TECHNOLOGIES, INC.
               Statement Regarding Computation of Per Share Data



                                                                           Three Months Ended March 31,
                                                                   ---------------------------------------------
                                                                         2000                      1999
                                                                   -----------------          ------------------

Net income (loss) ...............................................      $   (996,966)           $  (2,669,331)
Weighted average common shares outstanding ......................        13,763,095               13,485,430
                                                                   -----------------          ---------------
Shares used in basic and diluted loss per share .................        13,763,095               13,485,430
                                                                   =================          ===============
Basic and diluted loss per share ................................            ($0.07)                  ($0.20)
                                                                   =================          ===============